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As filed with the Securities and Exchange Commission on January 6, 2014

File No. 001-36219

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

The New Online Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	37-1744624 (I.R.S. Employer Identification No.)
750 West John Carpenter Freeway, Suite 700 Irving, Texas (Address of principal executive offices)	75039 (Zip Code)

(972) 581-2000
Registrant's telephone number, including area code:

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	NASDAQ Global Select Market

        Securities to be registered pursuant to Section 12(g) of the Act: None

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

THE NEW ONLINE COMPANY

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

        Certain information required to be included in this Form 10 is incorporated by reference to specifically-identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.    Business.

        The information required by this item is contained under the sections of the information statement entitled "Information Statement Summary," "Business," "Risk Factors," "Unaudited Pro Forma Combined Financial Statements," "Cautionary Statement Concerning Forward-Looking Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Management," "Compensation Discussion and Analysis," "Certain Relationships and Related Person Transactions" and "Where You Can Find More Information." Those sections are incorporated herein by reference.

Item 1A.    Risk Factors.

        The information required by this item is contained under the section of the information statement entitled "Risk Factors." That section is incorporated herein by reference.

Item 2.    Financial Information.

        The information required by this item is contained under the sections of the information statement entitled "Summary Historical and Pro Forma Financial Data," "Capitalization," "Selected Historical Combined Financial Data," "Unaudited Pro Forma Combined Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Those sections are incorporated herein by reference.

Item 3.    Properties.

        The information required by this item is contained under the section of the information statement entitled "Business—Properties." That section is incorporated herein by reference.

Item 4.    Security Ownership of Certain Beneficial Owners and Management.

        The information required by this item is contained under the section of the information statement entitled "Security Ownership of Certain Beneficial Owners and Management." That section is incorporated herein by reference.

Item 5.    Directors and Executive Officers.

        The information required by this item is contained under the section of the information statement entitled "Management." That section is incorporated herein by reference.

Item 6.    Executive Compensation.

        The information required by this item is contained under the section of the information statement entitled "Management" and "Compensation Discussion and Analysis." Those sections are incorporated herein by reference.

Item 7.    Certain Relationships and Related Transactions, and Director Independence.

        The information required by this item is contained under the sections of the information statement entitled "Management," "Compensation Discussion and Analysis" and "Certain Relationships and Related Person Transactions." Those sections are incorporated herein by reference.

Item 8.    Legal Proceedings.

        The information required by this item is contained under the section of the information statement entitled "Business—Legal Proceedings." That section is incorporated herein by reference.

Item 9.    Market Price of, and Dividends on, the Registrant's Common Equity and Related Stockholder Matters.

        The information required by this item is contained under the sections of the information statement entitled "Information Statement Summary," "Risk Factors" and "Description of The New Online Company's Capital Stock." Those sections are incorporated herein by reference.

Item 10.    Recent Sales of Unregistered Securities.

        Not applicable.

Item 11.    Description of Registrant's Securities to be Registered.

        The information required by this item is contained under the sections of the information statement entitled "Risk Factors—Risks Relating to Our Capital Structure" and "Description of The New Online Company's Capital Stock." Those sections are incorporated herein by reference.

Item 12.    Indemnification of Directors and Officers.

        The information required by this item is contained under the section of the information statement entitled "Information Statement Summary" and "Description of The New Online Company's Capital Stock—Indemnification of Directors and Officers." Those sections are incorporated herein by reference.

Item 13.    Financial Statements and Supplementary Data.

        The information required by this item is contained under the sections of the information statement entitled "Summary Historical and Pro Forma Financial Data," "Unaudited Pro Forma Combined Financial Statements," "Selected Historical Combined Financial Data," "Management's Discussion and Analysis," "Description of The New Online Company's Capital Stock" and "Index to Financial Statements" (and the financial statements referenced therein). Those sections are incorporated herein by reference.

Item 14.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

        None.

Item 15.    Financial Statements and Exhibits.

(a)    Financial Statements

        The information required by this item is contained under the section of the information statement entitled "Index to Financial Statements" (and the financial statements referenced therein) beginning on page F-1. That section is incorporated herein by reference.

(b)    Exhibits

        See below.

        The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement by and between Digital Generation, Inc. and The New Online Company*
3.1	Certificate of Incorporation of The New Online Company*
3.2	Bylaws of The New Online Company*
10.1	Form of Transition Services Agreement by and between Digital Generation, Inc. and The New Online Company*
10.2	Form of Tax Matters Agreement by and between Digital Generation, Inc. and The New Online Company*
10.3	Form of Employee Matters Agreement by and between Digital Generation, Inc. and The New Online Company*
10.4	The New Online Company 2014 Incentive Award Plan*
10.5	Form of Indemnification Agreement*
10.6	Agreement, dated as of October 7, 2013, by and among Alex Meruelo Living Trust, Meruelo Investment Partners LLC and Alex Meruelo, and Digital Generation, Inc.*
21.1	Subsidiaries of The New Online Company*
99.1	Information Statement of The New Online Company, preliminary and subject to completion, dated November 22, 2013**
99.2
Consolidated balance sheets of MediaMind Technologies, Inc. as of December 31, 2010 and 2009, and the related consolidated statements of operations, shareholders' equity, and cash flows for the three years ended December 31, 2010*
99.3	Consolidated balance sheet of Peer39, Inc. as of December 31, 2011 and the related consolidated statements of operations, changes in equity (capital deficiency) and cash flows for the year then ended*

*
Previously filed

**
Filed herewith

 SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

The New Online Company
By:	/s/ NEIL H. NGUYEN
Name: Neil H. Nguyen Title: Chief Executive Officer and President

Date: January 6, 2014

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  Item 1. Business.
  Item 1A. Risk Factors.
  Item 2. Financial Information.
  Item 3. Properties.
  Item 4. Security Ownership of Certain Beneficial Owners and Management.
  Item 5. Directors and Executive Officers.
  Item 6. Executive Compensation.
  Item 7. Certain Relationships and Related Transactions, and Director Independence.
  Item 8. Legal Proceedings.
  Item 9. Market Price of, and Dividends on, the Registrant's Common Equity and Related Stockholder Matters.
  Item 10. Recent Sales of Unregistered Securities.
  Item 11. Description of Registrant's Securities to be Registered.
  Item 12. Indemnification of Directors and Officers.
  Item 13. Financial Statements and Supplementary Data.
  Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
  Item 15. Financial Statements and Exhibits.
SIGNATURES